UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

TRIMAX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32749	76-0616468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lombard St., Suite 204,
Toronto, Ont. CANADA	M5C-1M1
(Address of principal executive offices)	(Zip Code)

(416) 368-4060
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.02 - Termination Of Material Definitive Agreement

On June 1st , 2006, Trimax Corporation entered into a Reorganization Agreement with the shareholders (“Subscribers”) who own all of the authorized issued and outstanding Common Stock of Multi-Source, Inc. (“MSI”), a privately held corporation organized under the laws of Ontario.

Pursuant to the Reorganization Agreement, Trimax issued a total of 5,000,000 shares of the Corporation’s common stock to the Subscribers of MSI, in exchange for 5,000,000 shares of MSI’s common stock representing all of the outstanding shares of MSI.

It subsequently came to the attention of Trimax that various sections within the Reorganization agreement were violated, constituting a breach of contract by MSI.

Effective immediately the Board of Directors of Trimax Corporation have cancelled the 5,000,000 Trimax shares, issued to shareholders of MSI.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Effective March 8, 2007, Trimax Corporation terminated Michael Spasov as Chief Operating Officer.

(d)	Effective March 27, 2007, Todd Ingram was appointed a director of Trimax Corporation.

There are no family relationships between any of the directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION
(Registrant)
Date: April 17, 2007

__/s/ Derek Pepler__ Derek Pepler, President